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                            CERTIFICATE OF RETIREMENT
                                       OF
                       SERIES C CONVERSION PREFERRED STOCK
                                       OF
                           RJR NABISCO HOLDINGS CORP.

                         (PURSUANT TO SECTION 243 OF THE
                        DELAWARE GENERAL CORPORATION LAW)

     In accordance with Section 243 of the General Corporation Law of the State of Delaware, RJR Nabisco Holdings Corp., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions respecting its Series C Conversion Preferred Stock were duly adopted by the Corporation's Board of Directors:

         RESOLVED, that, following the conversion of all shares of the Company's Series C Conversion Preferred Stock (the "Series C Conversion Preferred Stock") into shares of Common Stock on May 15, 1997 (the "Conversion Date"), all of the authorized shares of Series C Conversion Preferred Stock will be retired and the reissuance of any shares of Series C Conversion Preferred Stock as part of such series of Preferred Stock will be prohibited under the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"); and

         RESOLVED, that, upon such retirement of all of the authorized shares of Series C Conversion Preferred Stock effective on the Conversion Date, the officers of the Company are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 243 of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate from the Certificate of Incorporation all reference to the Series C Conversion Preferred Stock.

     IN WITNESS WHEREOF, RJR Nabisco Holdings Corp. has caused this Certificate to be signed by H. Colin McBride, its Senior Vice President and Secretary, and attested by Suzanne P. Jenney, its Assistant Secretary, this ____ day of _____________, 1998.


                                           By:
                                              ----------------------------------
                                               H. Colin McBride
                                               Senior Vice President & Secretary

ATTEST:


---------------------------------
Suzanne P. Jenney
Assistant Secretary